As filed with the Securities and Exchange Commission on July 22,
1997
Registration No. 333-
                      -------------------

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
----------------------
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
 ----------------------

SOFAMOR DANEK GROUP, INC.
(Exact name of registrant as specified in its charter)

     INDIANA                                        35-1580052
(State of Incorporation)                         (I.R.S. Employer
                                             Identification No.)

1800 Pyramid Place
Memphis, Tennessee 38132
(Address of principal executive offices)

SOFAMOR DANEK GROUP, INC.
1993 LONG-TERM INCENTIVE PLAN, AS AMENDED
(Full Title of the Plan)

RICHARD E. DUERR, JR.
Vice President, General Counsel and Secretary
1800 Pyramid Place
Memphis, Tennessee 38132
(901) 396-2695
(Name, address and telephone number of agent for service)
--------------------------
CALCULATION OF REGISTRATION FEE

Title of        Amount To Be      Proposed      Proposed        Amount of
Securities      Registered(1)     Maximum       Maximum      Registration
To Be                             Offering      Aggregate         Fee
Registered                        Price Per     Offering
                                  Share(2)      Price
Options and
Shares, Common
Stock, no
par value       2,500,000 shares  $46.7188     $116,796,875     $35,392.99


(1) The Registrant registered 800,000 shares on a Form S-8 filed with the Securities and Exchange Commission (the "Commission") on April 9, 1993, Commission File No. 33-60840.
The Registrant registered 1,700,000 additional shares on a Form S-8 filed with the Commission on July 7, 1994, Commission File No. 33-81300 and registered 1,000,000 additional shares on a Form S-8 filed with the Commission on October 26, 1995, Commission File No. 33-98580. On April 29, 1997, the Registrant's stockholders approved an increase from 3,500,000 to 6,000,000 shares issuable pursuant to options granted under the Plan. The Registrant is registering the additional 2,500,000 shares reserved for issuance under the Plan pursuant to this Registration Statement.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon the average high and low prices of the Common Stock on the New York Stock Exchange on July 21, 1997.

     Pursuant to Rule 462 of the 1933 Act, the Registration
Statement on Form S-8 shall be effective upon filing with the Commission.

                    INCORPORATION BY REFERENCE

     The contents of the Registrant's Registration Statements on Form S-8, Commission File Nos. 33-60840, 33-81300 and 33-98580,
are incorporated herein by reference.


ITEM 8.  EXHIBITS


         Exhibit Number          Description
         --------------          -----------

         5                       Opinion and Consent of Waring
                                 Cox, PLC

         10.31 Sofamor Danek Group, Inc. 1993 Long-Term Incentive Plan, as amended (incorporated by reference to the Registrant's
                                 Annual Report on Form 10-K for
                                 fiscal years ending December 31,
                                 1996, filed with the Commission
                                 on March 24, 1997)

         23.1                    Consent of Waring Cox, PLC
                                 (included in Exhibit 5)

         23.2                    Consent of Coopers & Lybrand
                                 L.L.P.

         24                      Powers of Attorney




                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on the 22nd of July, 1997.

                                    SOFAMOR DANEK GROUP, INC.

                                    By:/s/E.R. Pickard
                                       __________________________
                                       E. R. Pickard, Chairman
                                       and Chief Executive
                                       Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


NAME                         TITLE                         DATE

/s/E.R. Pickard              Chairman, Chief Executive     July 22, 1997
_______________________      Officer and Director
E. R. Pickard                (Principal Executive Officer)

/s/James J. Gallogly         President, Chief Operating    July 22, 1997
_______________________      Officer and Director
James J. Gallogly

/s/Laurence Y. Fairey        Executive Vice President      July 22, 1997
_________________________    and Chief Financial Officer
Laurence Y. Fairey           (Principal Financial and
                             Accounting Officer)

/s/J. Mark Merrill           Vice President and Treasurer  July 22, 1997
_________________________
J. Mark Merrill


*                            Executive Vice President
_________________________    and Director                  July 22, 1997
Marie-Helene Plais, M.D.

*                            Director                      July 22, 1997
_________________________
L. D. Beard



NAME                         TITLE                         DATE


*                            Director                      July 22, 1997
__________________________
George W. Bryan, Sr.

*                            Director                      July 22, 1997
__________________________
Robert A. Compton

*                            Director                      July 22, 1997
__________________________
Samuel F. Hulbert, Ph.D.

*                            Director                      July 22, 1997
__________________________
Yves Paul Cotrel, M.D.

*                            Director                      July 22, 1997
__________________________
George F. Rapp, M.D.

* By: /s/J. Mark Merrill
      ____________________
      J. Mark Merrill
      Attorney-in-Fact